UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2024

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market
7.75% Notes due 2028	CSWCZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On March 4, 2019, Capital Southwest Corporation (the “Company”) established an “at-the-market” offering (the “ATM Program”) through which the Company may sell, from time to time through sales agents, shares of the Company’s common stock, par value $0.25 per share (the “Shares”).

On May 21, 2024, the Company increased the maximum amount of Shares to be sold through the ATM Program to $1,000,000,000 from $650,000,000 and amended the term “Settlement Date” to reflect that, on or after May 28, 2024, the settlement of shares will occur on the first trading day following the date on which such sales were made. In connection therewith, on May 21, 2024, the Company entered into separate fourth amendments (the “Fourth Amendments”) to (i) the third amended and restated equity distribution agreements, each dated May 26, 2021 (the “Third Amended and Restated Agreements”) with each of Jefferies LLC (“Jefferies”) and Raymond James & Associates, Inc. (“Raymond James”), and (ii) the amended and restated equity distribution agreements, each dated May 26, 2021 (together with the Third Amended and Restated Agreements, each as amended on each of August 3, 2021, November 2, 2021, and August 2, 2022, collectively, the “Equity Distribution Agreements”) with each of Citizens JMP Securities, LLC (f/k/a JMP Securities LLC) (“Citizens JMP”) and B. Riley Securities, Inc. (“B. Riley” and, together with Jefferies, Raymond James and Citizens JMP, the “Sales Agents”). The Equity Distribution Agreements with each of the Sales Agents, each as amended by the respective Fourth Amendments, are on substantially the same terms and conditions as one another. Under the Equity Distribution Agreements, each as amended by the respective Fourth Amendments, the Company may, but has no obligation to, issue and sell up to $1.0 billion in aggregate amount of Shares in the ATM Program, from time to time through Sales Agents, or to them, as principal for their own account. As of May 21, 2024, after giving effect to the Fourth Amendments, up to approximately $471.1 million in aggregate amount of the Shares remained available for sale under the ATM Program.

Further details regarding the Equity Distribution Agreements, each as amended by the respective Fourth Amendments, and the ATM Program are set forth in the Company’s prospectus supplement, dated November 2, 2021 (the “ATM Prospectus Supplement”), supplement no. 1 to the ATM Prospectus Supplement, dated February 1, 2022 (“Supplement No. 1”), supplement no. 2 to the ATM Prospectus Supplement, dated May 24, 2022 (“Supplement No. 2”), supplement no. 3 to the ATM Prospectus Supplement, dated August 2, 2022 (“Supplement No. 3”), supplement no. 4 to the ATM Prospectus Supplement, dated November 1, 2022 (“Supplement No. 4”), supplement no. 5 to the ATM Prospectus Supplement, dated January 31, 2023 (“Supplement No. 5”), supplement no. 6 to the ATM Prospectus Supplement, dated May 23, 2023 (“Supplement No. 6”), supplement no. 7 to the ATM Prospectus Supplement, dated October 31, 2023 (“Supplement No. 7”), supplement no. 8 to the ATM Prospectus Supplement, dated January 30, 2024 (“Supplement No. 8”), and supplement no. 9 to the ATM Prospectus Supplement, dated May 21, 2024 (“Supplement No. 9” and together with the ATM Prospectus Supplement, Supplement No. 1, Supplement No. 2, Supplement No. 3, Supplement No. 4, Supplement No. 5, Supplement No. 6, Supplement No. 7, and Supplement No. 8, and, including, in each case, any information incorporated by reference therein, the “Prospectus”), filed by the Company with the Securities and Exchange Commission.

The foregoing description of the Fourth Amendments is not complete and is qualified in its entirety by reference to the full text of the Fourth Amendments, forms of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. A copy of the opinion of Eversheds Sutherland (US) LLP relating to the legality of the issuance and sale of the Shares pursuant to the Prospectus is attached as Exhibit 5.1 hereto.

The Shares, if any, will be issued pursuant to the Company’s shelf registration statement on Form N-2 (File No. 333-259455), the prospectus, dated October 29, 2021, contained therein, and the Prospectus, as supplemented from time to time.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01  Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
5.1	Opinion of Eversheds Sutherland (US) LLP
10.1
Form of Fourth Amendment, dated May 21, 2024, to Third Amended and Restated Equity Distribution Agreement, dated May 26, 2021, between Capital Southwest Corporation and each of Jefferies LLC and Raymond James & Associates, Inc., respectively

10.2
Form of Fourth Amendment, dated May 21, 2024, to Amended and Restated Equity Distribution Agreement, dated May 26, 2021, between Capital Southwest Corporation and each of Citizens JMP Securities, LLC and B. Riley Securities, Inc., respectively

23.1	Consent of Eversheds Sutherland (US) LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2024

By:	/s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer